Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-57640 and 333-84446), on Form S-4 (File No. 333-37082) and on Form S-8 (File Nos. 333-61390 and 333-49780) of Exelon
Corporation and Subsidiary Companies of our report dated January 29, 2002, except for Note 26 for which the date is March 1, 2002 and except for Note 2 for which the date is October 18, 2002, relating to the financial statements, which is included as an Exhibit in this Current Report on Form 8-K/A.



/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
October 30, 2002